UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2024

SHIFTPIXY, INC.
(Exact name of registrant as specified in its charter)

Wyoming	47-4211438
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4101 NW 25th Street, Miami, Florida	33142
(Address of principal executive offices)	(Zip Code)

(888) 798-9100

(Registrant's telephone number, including area code)

Commission File No. 001-37954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	PIXY	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

ShiftPixy, Inc. (the “Company”) is filing this Current Report on Form 8-K/A to amend the Company's Current Report on Form 8-K filed on March 26, 2024 (the “Original Form 8-K”) in order to supplement the disclosure, and file a copy of the Asset Purchase Agreement entered into on March 22, 2024 and addendum entered into on April 30, 2024. There are no other changes to the information contained in the Original Form 8-K.

Item 1.01 Entry into a Definitive Material Agreement

On March 22, 2024, the Company entered into an asset purchase agreement (as amended, the “APA”) pursuant to which the Company would  acquire substantially all of the assets of Human Bees, Inc. (the “Target Company”), Geetesh Goyal and Ranil Piyaratna (together with the Target Company, the “Sellers”), including but not limited to all of the intellectual property and property rights, client contracts, leasehold interests, trade names, business and other licenses, operational data, marketing information, customer information, contractual rights and all other tangible and intangible assets, which are beneficially owned, in whole or in part by the Sellers (the “Assets”). The Target Company is a regional leader in providing staffing and recruiting solutions for IT professionals, manufacturing personnel, and administrative/professional support in Northern California.

The aggregate consideration to be paid for the Assets will be $16,500,000, which will consist of (i) a cash payment of $5,500,000 on the closing date (“Closing Payment”), (ii) a cash payment of $5,500,000, payable to the Sellers on or before the nine (9) month anniversary of the closing date (the “First Post-Closing Payment”), and (iii) a cash payment of $5,500,000, payable to the Sellers on or before the eighteen (18) month anniversary of the closing date (the “Second Post-Closing Payment”). The Second Post-Closing Payment is contingent upon and subject to the Target Company’s migration to the Company of the Target Company’s clients (the “Migrated Accounts”), including securing any new clients (the “New Accounts”), representing not less than 90% of the Target Company’s pre-closing gross revenue; provided, that if the Migrated Accounts and New Accounts represent more than 100% of the Target Company’s pre-closing gross revenue, then the Second Post-Closing Payment shall be proportionately increased.

The Company may elect, in its sole discretion, to pay all or any portion of the First Post-Closing Payment or the Second Post-Closing Payment in shares of common stock of the Company (the “Purchase Price Shares”). Each of the Purchase Price Shares, if so paid, shall have a deemed price per share (the “Deemed Value”) that is equal to the average closing price per share of the Company’s common stock for the ten (10) trading days ending two (2) trading days prior to the date of the proposed payment. Additionally, for as long as the Sellers hold any Purchase Price Shares, the Company may redeem any Purchase Price Shares that were issued to the Sellers at a price per share equal to the higher of (i) the Deemed Value and (ii) the average closing price per share of the Company’s common stock for the ten (10) trading days ending two (2) trading days prior to the date of the proposed redemption.

The APA also contains customary covenants and agreements, including with respect to the operation of the business of the Sellers between signing and closing, public disclosures and other matters.

The closing date will be on or before the seventh day (7th) after all of the closing conditions are either satisfied or waived. The APA contains customary representations and warranties of the Company and the Sellers. The closing of the APA is subject to customary closing conditions, including the Company securing financing on terms and conditions that are commercially reasonable and appropriate to enable the Company to secure working capital and funds to pay the consideration (the “Financing Condition”).

In connection with the Financing Condition, on June 17, 2024, the Company executed a term sheet with INB National Association for a $5 million term loan (the “Loan”) for sixty (60) months carrying a fixed interest rate at SOFR plus 2.75% fully collateralized by all of the assets of the Company. The principal and interest are payable monthly over the term of the Loan. The Loan is subject to standard due diligence procedures.

Pursuant to the terms of the APA, the APA may be terminated at any time, prior to the closing, (i) by the mutual written consent of the parties, (ii) by either party, if the representations and warranties of the other party fail to be true and correct in any material respect such that any of the closing conditions specified in the APA cannot be fulfilled or cured (and have not otherwise been waived), (iii) by either party, if the necessary approvals have not been obtained, or (iv) by either party, if the closing conditions specified in the APA cannot be fulfilled (and have not otherwise been waived).

On April 30, 2024, the parties executed an addendum to the APA (the “Addendum”) pursuant to which the parties agreed to amend certain terms of the APA. Pursuant to the terms of the Addendum, the Company is obligated to pay a termination fee to the Sellers if the Sellers, pursuant to the terms of the APA, terminate the APA. Such termination fee shall be equal to the sum of (i) the Audit Expenses (as defined in the Addendum) as of the termination date and (ii) $100,000.

The foregoing descriptions of the APA and the Addendum do not purport to be complete and are qualified in their entirety by reference to the full text of the APA and the Addendum to the APA, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

There is no assurance that the Company will be able to enter the Loan, procure the necessary financing to complete the transactions contemplated by the APA, or that the Company will be able to complete the contemplated acquisition.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement dated March 22, 2024
10.2	Addendum to Asset Purchase Agreement dated April 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFTPIXY, INC.

Date: June 27, 2024	By:	/s/ Scott W. Absher
Scott W. Absher
Chief Executive Officer

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